April 27, 2012

WY Funds
5502 North Nebraska Avenue
Tampa, FL  33604

Re: WY Funds, File Nos. 333-120624 and 811-21675

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP